Exhibit 10.3

FIRST BANCORP

[Date]

[Name of officer]
[Address]

Dear [Officer]:

First Bancorp, a North Carolina corporation (together with its subsidiaries, the “Company”), has determined to apply to participate in the Capital Purchase Program (the “Program”) established by the U.S. Department of the Treasury (the “Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008 (the “Act”).   As a condition to the Company participating in the Program, the Company is required, among other things, to agree to adhere to certain provisions regarding executive compensation paid by the Company to certain of its executive officers, which may include you.  The purpose of this letter agreement is to confirm your agreement to consent to and accept these provisions to the extent applicable to you.

By executing this letter, and in consideration of the benefits you will receive as a result of the Company’s participation in the Program, you hereby agree that to the extent necessary for the Company to comply fully with the provisions of Section 111(b) of the Act and the rules and regulations promulgated thereunder:

1.
You hereby agree to return to the Company, promptly upon demand, any bonus or incentive compensation paid to you based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate, as required by Section 111(b)(2)(B) of the Act and the rules and regulations adopted thereunder.   Without in any way limiting the generality of the immediately preceding sentence, you acknowledge that the provisions of Section 111(b)(2)(B) of the Act apply to any bonus or incentive compensation paid by the Company to you while you are a “senior executive officer” (as defined by Section 111(b) of the Act and the rules and regulations promulgated thereunder) (a “Senior Officer”) during the period that the Treasury holds an equity or debt position in the Company acquired under the Program (the “Investment Period”).  You acknowledge and agree that your obligation hereunder to return any bonus or incentive compensation shall be interpreted in accordance with the provisions of Section 111(b)(2)(B) of the Act and the rules and regulations promulgated thereunder.

2.
You hereby renounce and forever waive any right you may have under any agreement with the Company or otherwise to receive any “golden parachute payment” from the Company, as contemplated by Sections 111(b)(2)(C) and 302(b) of the Act and the rules and regulations promulgated thereunder.  Without in any way limiting the generality of the immediately preceding sentence, you acknowledge that a “golden parachute payment,” as such term is used in Sections

111(b)(2)(C) and 302(b) of the Act and the rules and regulations promulgated thereunder, generally means any payment (a) in the nature of compensation to (or further benefit of) you during the Investment Period (and if the Company is acquired, until the first anniversary following the acquisition to the extent required by the rules and regulations promulgated by the Treasury pursuant to Section 111(b) of the Act) and while you are a Senior Officer, (b) made on account of an “applicable severance of employment” with the Company (generally defined under Section 302(b) of the Act to mean any severance from employment by reason of any involuntary termination of your employment by the Company or in connection with any bankruptcy, liquidation or receivership of the Company) and (c) to the extent that the aggregate present value of all such payments equals or exceeds an amount equal to three times your “base amount” as determined pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.  You acknowledge and agree that your renunciation and waiver of any “golden parachute payment” hereunder shall be interpreted in accordance with the provisions of Sections 111(b)(2)(C) and 302(b) of the Act, Section 280G of the Code and the rules and regulations promulgated thereunder.

3.
You hereby acknowledge that in accordance with Section 111(b)(2)(A) of the Act and the rules and regulations adopted thereunder, the Company’s compensation committee (or other committee acting in a similar capacity) is required periodically to review the Company’s incentive compensation arrangements with its senior risk officers (or other personnel acting in a similar capacity) to ensure that these arrangements do not encourage Senior Officers to take unnecessary and excessive risks that threaten the value of the Company.  Notwithstanding any prior agreement between you and the Company, you hereby agree to accept any changes made by the Company to its incentive compensation arrangements as a result of these periodic reviews.

You acknowledge that the Company is relying on your agreements contained herein to elect to participate in the Program. This letter agreement expressly amends any inconsistent provisions contained in any employment or other agreement between you and the Company or in any compensatory plan or program maintained by the Company.  To the extent not subject to federal law, this letter will be governed by and construed in accordance with the laws of the State of North Carolina.  This letter may be executed in two or more counterparts, each of which will be deemed an original.  A signature transmittal by facsimile or other electronic device will be deemed an original signature.

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Please confirm your agreement to the foregoing by signing a copy of this letter where indicated below and returning one fully-executed copy of this letter to us.

Sincerely,

[Chairman of Compensation Committee]
Chairman, Compensation Committee
First Bancorp

Agreed and Accepted as of
the date set forth above:

_____________________________
Name: [Name of Officer Typed Here]

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